EXHIBIT 2.15
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                    ELEVENTH AMENDMENT, WAIVER AND AGREEMENT

     ELEVENTH AMENDMENT, WAIVER AND AGREEMENT, dated as of January 5, 2001 (this "Eleventh Amendment"), to the Existing Credit Agreement (as hereinafter
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defined),  by  and between INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware
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corporation (the "Borrower"), and GMAC COMMERCIAL CREDIT LLC, a New York limited
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liability  company  (the  "Lender"),  as  successor in interest by merger to BNY
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FINANCIAL  CORPORATION  ("BNYFC").
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                                    RECITALS
     The Borrower and Lender have entered into the Existing Credit Agreement (as hereinafter defined), pursuant to which the Lender is providing to the Borrower
(i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility, (vi) a $1,000,000.00 revolving credit facility, (vii) a $2,000,000 letter of credit facility (viii) a $5,500,000.00 term loan facility and (ix) a $2,100,000.00 term loan facility, all of which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender (i) consolidate the outstanding term loan facilities into a single term loan facility, after taking into account payments made to reduce the current outstanding principal balance on such term loan facilities, and increase the amount of such consolidated term loan facility to $10,483,000.00, (ii) waive certain Defaults or Events of Default arising out of the Borrower's investment in Diamond Aviation, Inc. d/b/a North-South Airways ("Diamond") and (iii) agree to make certain other amendments
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to  the  Existing  Credit Agreement, including amendments to the Open Purchasing
Revolving Facility and the Borrower's Tangible Net Worth covenant. Subject to the terms and conditions hereof, the Lender is willing to (i) so consolidate and increase the term loan facilities, (ii) waive such Defaults and Events of
Default  and  (iii)  make  such  other  amendments  requested  by  the Borrower.
     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.
                                    ARTICLE I
                                   Definitions
     1.          Definitions.  (a)  In  addition to the definitions set forth in
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the  heading  and  the  recitals  to  this  Eleventh  Amendment,  the  following definitions  shall  apply  to  this  Eleventh  Amendment:
     "Agreement":  means  the  Existing  Credit  Agreement  as  amended  by this
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Eleventh  Amendment.
      -
      "Existing  Credit  Agreement":  means  the  Credit  Agreement, dated as of
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September  30,  1996,  between  the  Borrower and BNYFC, as amended by the First
Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and BNYFC, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and BNYFC, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and BNYFC, the Fourth Amendment and Agreement, dated as of February 2, 1998, between the Borrower and BNYFC, the Fifth Amendment and Agreement, dated as of July 16, 1998, between the Borrower and BNYFC, the Sixth Amendment and Agreement, dated as of May 30, 1998, between the Borrower and BNYFC, the Seventh Amendment and Agreement, dated as of October 28, 1998, between the Borrower and BNYFC, the Eighth Amendment and Agreement, dated as of December 8, 1998, between the Borrower and BNYFC, the Ninth Amendment and Agreement, dated as of July 1, 1999, between the Borrower and BNY Factoring LLC (now known as GMAC Commercial Credit Corporation), as successor in interest to BNYFC and the Tenth Amendment and Agreement, dated as of November 17, 1999, between the Borrower and the Lender, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Eleventh Amendment.
     "Eleventh  Amendment  Documents":  this  Eleventh  Amendment  and any other
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agreements,  instruments  and  documents executed or delivered pursuant to or in connection  with  this  Eleventh  Amendment  and  the  transactions contemplated thereby.
"Term  Loan  Aircraft":  the  collective  reference  to  each  of the Airframes,
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Aircraft  Engines, and Aircraft Propellers identified as "Term Loan Aircraft" on
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Schedule  1  to  this  Eleventh  Amendment.
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     "Term  Loan  Chattel  Mortgage":  each  of  the  Aircraft Chattel Mortgages
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identified  as  "Term  Loan  Aircraft  Chattel  Mortgages" on Schedule 1 to this
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Eleventh  Amendment.

     (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.
                                   ARTICLE II
                                 Representations
     1.          Representations.  (a)  The  Borrower  hereby  represents  and
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warrants  as  follows:
     (i) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.
     (ii) It has the power and authority, and the legal right, to make, deliver and perform this Eleventh Amendment and the other Eleventh Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Existing Agreement and this Eleventh Amendment and to authorize the execution, delivery and performance of the Eleventh Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Eleventh Amendment Documents to which it is a party. Each Eleventh Amendment Document to which it is a party has been or will be duly executed and delivered on its behalf. Each Eleventh Amendment Document to which it is a party when executed and delivered will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (iii)  The  conditions  contained  in Article V hereof have been satisfied.
     (b) The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.
                                   ARTICLE III
                     Amendments to Existing Credit Agreement
     1.          Amendments  to  Section  1.  (a)  Section  1.1  of the Existing
                 --------------------------
Credit Agreement is hereby amended by inserting the following new definitions therein in alphabetical order:
     "Eleventh  Amendment": that certain Eleventh Amendment and Agreement, dated
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as  of  January  5,  2001,  between  the  Borrower  and  the  Lender.
"Eleventh Amendment Documents": the Eleventh Amendment, the Replacement Note and
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any  other  agreements, instruments and documents executed or delivered pursuant to or in connection with the Eleventh Amendment and the transactions contemplated thereby.
     "Eleventh  Amendment  Effective  Date":  the  date  on  which  all  of  the
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conditions precedent to the effectiveness of the Eleventh Amendment set forth in
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Article  V  of  the  Eleventh  Amendment  are  first  satisfied  or  waived.
     "Embraer  Term  Loan":  as  defined  in  Section  2.3(a) (together with any
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advance  made  in connection with the substitution of a Term Loan Aircraft, Term
Loan Aircraft Engine or Term Loan Aircraft Propeller pursuant to Section 2.5). "Embraer Term Loan Borrowing Base": at any time, an amount equal to the lesser
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of (i) the sum of 70% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of each Term Loan Aircraft and
(ii) the sum of the purchase price paid by the Borrower for each Term Loan Aircraft.
     "Embraer  Term Loan Facility": at any time, the obligation of the Lender to
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make  Term Loan in accordance with the provisions of this Agreement, which shall not  exceed  an  amount  equal  to  $10,483,000.00 minus the aggregate amount of
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repayments  of  principal  then  required  to  have been made in accordance with
Schedule  2.3(a).
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     "Embraer  Term  Note":  a  promissory  note  of the Borrower evidencing the
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Embraer  Term  Loan,  in  form  and  substance  acceptable  to  the  Lender.
     "Term Loan Aircraft": each Aircraft owned from time to time by the Borrower
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and  listed  as  a Term Loan Aircraft and described on Schedule I hereto, as the
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same  may  be  amended  or  modified  from  time to time in accordance with this
Agreement.
"Term  Loan  Aircraft Chattel Mortgage": each Aircraft Chattel Mortgage from the
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Borrower to the Lender with respect to Term Loan Aircraft identified on Schedule
                                                                        --------
I hereto as the same may be amended or modified from time to time in accordance with this Agreement
"Term Loan Aircraft Engine": each Aircraft Engine owned from time to time by the
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Borrower  and  listed as a Term Loan Aircraft Engine and described on Schedule I
                                                                      ----------
hereto, as the same may be amended or modified from time to time in accordance with this Agreement.
"Term  Loan Aircraft Propeller": each Aircraft Propeller owned from time to time
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by  the  Borrower  and listed as a Term Loan Aircraft Propeller and described on
Schedule  I  hereto, as the same may be amended or modified from time to time in
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accordance  with  this  Agreement.
     (b) The definition of the term "Approved Aircraft" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Approved  Aircraft":  means  the  collective  reference  to the Term Loan
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Aircraft Engines, the Term Loan Aircraft Propellers and the Term Loan Aircraft."
     (c) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Credit  Documents":  this  Agreement,  the  First  Amendment,  the Second
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Amendment,  the  Third Amendment, the Fourth Amendment, the Fifth Amendment, the
Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, the Embraer Term Note, any Revolver Note, any Subsidiary Guarantee and any other documents, agreements  or  instruments  executed  and  delivered  to the Lender pursuant to
Section  6.11."
     (d) The definition of the term "Facilities" in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the words "Term Loan Facilities" and replacing the words "Embraer Term Loan Facility".
     (e) The definition of "Revolver Reserve" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
""Revolver  Reserve":  as of any date, an amount equal to the lesser of  (i) the
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amount,  if  any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Embraer Term Loan Facility (without regard to any Embraer Term Loan borrowings made prior to or on such date) on such date, on such date exceeds the Embraer Term Loan Borrowing Base on such date."
     (f) The definition of "Termination Date" in Section 1.1 of the Existing Agreement is hereby deleted in its entirety and replaced by the following:
""Termination  Date":  December  31,  2005."
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     (f)  The  definition  of  "Term Loan Borrowing Bases" in Section 1.1 of the
Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  Borrowing  Base":  the  Embraer  Term  Loan  Borrowing Base."
       ---------------------------
     (g) The definition of "Term Loan Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  Facility":  the  Embraer  Term  Loan  Facility."
       --------------------
     (h) The definition of "Term Loans" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan":  the  Embraer  Term  Loan.
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(i)  The  definition  of  "Term  Loan  A"  is hereby deleted in its entirety and replaced  by  the  following:
     ""Term  Loan  A":  shall  have  the  meaning  set  forth  in  the  Existing
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Agreement."
       ---
     (j) The definition of "Term Loan E" is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  E":  shall  have  the  meaning  set  forth  in  the  Existing
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Agreement."
       ---
     (k) The definition of "Term Loan F" is hereby deleted in its entirety and replaced by the following:
     ""Term  Loan  F":  shall  have  the  meaning  set  forth  in  the  Existing
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Agreement."
       ---
(l) The following defined terms and their related definitions are hereby deleted in their entirety: Term Loan B, Term Loan B Aircraft, Term Loan B Aircraft Chattel Mortgage, Term Loan B Aircraft Engine, Term Loan B Borrowing Base, Term Loan B Facility, Term Note B, Term Loan C, Term Loan C Aircraft, Term Loan C Aircraft Chattel Mortgage, Term Loan C Aircraft Engine, Term Loan C Borrowing Base, Term Loan C Facility, Term Note C, Term Loan D, Term Loan D Aircraft, Term Loan D Aircraft Chattel Mortgage, Term Loan D Aircraft Engine, Term Loan D Borrowing Base, Term Loan D Facility, Term Note D.
     2.          Amendments  to  Section  2.1.  Paragraph  (b) of Section 2.1 is
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hereby  deleted  in  its  entirety  and  replaced  by  the  following:
     (b) Subject to the terms and conditions hereof, the Lender agrees in its reasonable discretion to make revolving credit loans ("Open Purchasing Revolver
                                                        ------------------------
Advances")  to  the Borrower from time to time during the period commencing with
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and  including  the  Fourth  Amendment  Effective  Date  and  ending  with  the termination of this Agreement in an aggregate principal amount at any one time outstanding not to exceed the Open Purchasing Revolver Facility. During the term of this Agreement the Borrower may use the Open Purchasing Revolver Facility by borrowing, prepaying the Open Purchasing Revolver Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Open Purchasing Revolver Advances may from time to time be (i) LIBOR Loans, (ii) ABR Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Sections 2.2, 3.1 and 3.14, provided that no Open Purchasing Revolver Advances shall be made as a
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LIBOR  Loan  after the day that is one month prior to the Termination Date.  Any
Open  Purchasing  Revolver  Advance that remains outstanding in excess of ninety
(90) days from the date such advance is made shall mature in equal monthly installments payable on the last day of the month with a final maturity date that is twenty-four (24) months after the date such Open Purchasing Revolver Advance is made by the Lender (such an advance, an "Open Purchasing Revolver
                                                        ------------------------
Amortizing  Advance").  On  any date that an Open Purchasing Revolver Amortizing
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Advance  is  outstanding, the Open Purchasing Revolver Facility shall be reduced by an amount equal to such outstanding Open Purchasing Revolver Amortizing Advance on such date."
     3.          Amendments  to Section 2.3.  Section 2.3 of the Existing Credit
                 --------------------------
Agreement  is  hereby  deleted  in  its  entirety and replaced by the following:
"2.3  Term  Loan  Facility.  (a)  Each of the parties hereto hereby acknowledges
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and  agrees  that  the Lender's commitments to make Term Loan A, Term Loan E and
Term Loan F pursuant to the Existing Credit Agreement have been fully funded. Subject to the terms and conditions hereof, the Lender hereby agrees to consolidate Term Loan A, Term Loan E and Term Loan F into a single term loan (referred to herein as the "Embraer Term Loan"). The Embraer Term Loan shall be
                             -----------------
in the principal amount of the lesser of (a) the Embraer Term Loan Facility on such date and (b) the Embraer Term Loan Borrowing Base on such date.
(b) Subject to the terms and conditions hereof, on the Eleventh Amendment Effective Date the Lender agrees to make an additional discretionary advance under the Embraer Term Loan in an amount equal to $4,593,000.00 (such additional advance, together with all amounts previously advanced in connection with the Embraer Term Loan and, together with all advances made in connection with the substitution of Term Loan Aircraft or Term Loan Engines pursuant to Section 2.5 hereof, shall be included as part of the Embraer Term Loan). The Embraer Term Loan shall be stated to mature in the installments and amounts payable on the dates set forth in Schedule 2.3(a) hereto, and bear interest on the unpaid
                       ----------------
principal amount thereof at the applicable interest rates per annum specified in
Section 3.1 it being understood and agreed that notwithstanding anything to the contrary in said Schedule 2.3(a), if the Termination Date shall occur prior to
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the  final  maturity  date  set  forth therein, then all amounts owing under the
Embraer Term Loan, including accrued interest, shall become due and payable on such Termination Date. All payments of principal thereof shall reduce the Embraer Term Loan Facility on a dollar-for-dollar basis."
     4.          Amendments  to Section 2.5.  Section 2.5 of the Existing Credit
                 --------------------------
Agreement  is  hereby  deleted  in  the  entirety and replaced by the following:
     "2.5  Discretionary  Term  Loan  Advance  Upon  Substitution  of  Approved
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Aircraft.  At  the request of the Borrower and after substitution of a Term Loan
       -
Aircraft,  a Term Loan Aircraft Engine or a Term Loan Propeller (the "Substitute
                                                                      ----------
Term  Loan Aircraft, Engine or Propeller") for a Term Loan Aircraft, a Term Loan
----------------------------------------
Aircraft Engine or a Term Loan Propeller which has been sold or has suffered an Event of Loss within six months after repayment of Embraer Term Loan to the extent and as required by Section 3.3(d) hereof, the Lender in its sole discretion may make an advance in an amount equal to the lesser of (i) 70% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan Aircraft, Engine or Propeller, less any applicable Collateral Reserve, and (ii) the amount, if any, by which (A) $10,483,000.00 minus all repayments of principal made, or required
                             -----
to  have  been  made  on or prior to the date of such advance in accordance with
Schedule  2.3(a)  hereto  exceeds  (B)  the outstanding principal balance of the
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Embraer  Term  Loan on such date (prior to the making of such advance) and (iii)
   -
the purchase price paid by the Borrower for the Substitute Term Loan Aircraft, Engine or Propeller. Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of the Embraer Term Loan for all purposes hereunder and shall increase the Embraer Term Loan Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of the Embraer Term Loan shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance times (y) a fraction the
                                                        -----
numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."
     5.          Amendments  to  Section  3.2(b). Section 3.2(b) of the Existing
                 -------------------------------
Credit  Agreement  is  hereby  deleted  in  its  entirety  and  replaced  by the following:
     "(b) The Borrower may at any time and from time to time prepay the Embraer Term Loan, in whole or in part, without premium or penalty after giving to the Lender notice, which must be received by the Lender no later than 12:00 noon, New York City time on the date of such prepayment and which must specify the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein and the amount of such payments shall reduce the Embraer Term Loan Facility on a dollar-for-dollar basis and shall be applied against scheduled repayments of principal so that each remaining scheduled principal repayment shall be decreased  by  an  amount equal to (x) the amount of such prepayment times (y) a
                                                                     -----
fraction the numerator of which is an amount equal to such scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."
     6.          Amendments  to Section 3.3. (a) Paragraph (b) of Section 3.3 of
                 --------------------------
the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     "(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Embraer Term Loan exceeds an amount equal to the Embraer Term Loan Borrowing Base and the Revolver Reserve, the Borrower shall immediately prepay the Embraer Term Loan in an amount equal to the amount of such excess. The amount of such payment shall reduce the Embraer Term Loan Facility on a dollar-for-dollar basis against scheduled repayments of principal on a pro rata
                                                                        --- ----
basis."
     (b) Paragraph (e) of Section 3.3 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:
     "(e) Unless the Lender otherwise agrees, the Borrower shall prepay the Revolver Advances and deposit cash collateral in respect of the Letter of Credit Liabilities in accordance with paragraph (f) of this Section 3.3 in an aggregate amount equal to 100% of the Net Proceeds of any sale, lease, assignment, exchange or other disposition for cash of any asset or group of assets (including, without limitation, insurance proceeds paid as a result of any destruction, casualty or taking of any property of the Borrower or any Subsidiary), other than Approved Aircraft and the Real Estate of the Borrower or any Subsidiary upon which its principal executive offices are located on the Closing Date, not made in the ordinary course of business by the Borrower or any Subsidiary of the Borrower, in any such case no later than three Business Days following receipt by the Borrower or such Subsidiary of such proceeds, together with accrued interest to such date on the amount prepaid; provided that no such
                                                           --------
prepayment or cash collateral deposit shall be required pursuant to this Section 3.3(e) unless the aggregate amount of such Net Proceeds received by the Borrower and its Subsidiaries, and not previously applied to prepayment of the Revolver Advances is at least $100,000. Nothing in this Section 3.3(e) shall be construed to derogate any restriction or limitation contained in any Credit Document imposed on any transaction of the types described in this Section 3.3(e), including without limitation the restrictions set forth in Sections 7.2,
7.5  and  7.6  hereof."
     7.     Amendments  to  Section  3.5(e).  The  THIRD  and  FOURTH enumerated
            -------------------------------
paragraphs of Section 3.5(e) of the Existing Credit Agreement are hereby deleted in their entirety and replaced by the following:
     "THIRD, to the payment in full of the outstanding principal of the Revolver Advances and, upon the occurrence and during the continuance of an Event of Default, at the option of the Lender, to the payment in full of the outstanding principal of the Embraer Term Loan;
     FOURTH, to the payment in full of all other Obligations then due and payable (including, without limitation, any installment of principal of either or both of the Embraer Term Loan then due and payable); and"
     8.          Amendments  to  Section  3.5(f).  Clauses  (ii)  and  (iii)  of
                 -------------------------------
Section 3.5(f) of the Existing Credit Agreement are hereby amended by deleting the term "Term Loan Borrowing Bases" wherever it occurs therein and replacing it with the term "Term Loan Borrowing Base" in each such case.
     9.          Amendments  to  Section 3.5(g).  Section 3.5(g) of the Existing
                 ------------------------------
Credit  Agreement  is  hereby  deleted  in  its  entirety  and  replaced  by the following:
     "(g) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing the Embraer Term Loan of the Lender, in form and substance acceptable to the Lender (the "Embraer Term Note"), (ii) a promissory note of the Borrower
                     -----------------
evidencing the Revolver Advances of the Lender in form and substance acceptable to the Lender (a "Revolver Note"), and/or (iii) a promissory note of the
                      --------------
Borrower evidencing the Open Purchasing Revolver Advances of the Lender in form and substance acceptable to the Lender (an "Open Purchasing Revolver Note")."
                                               -----------------------------
     10.          Amendments  to  Section  6.2.  Paragraph (c) of Section 6.2 is
                  ----------------------------
hereby  deleted  in  its  entirety  and  replaced  by  the  following:
     "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base and the Embraer Term Loan Borrowing Base, (but only, in the case of the Embraer Term Loan Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Embraer Term Loan Borrowing Base changes from the amount thereof most recently reported, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;".
     11.     Amendments  to  Section  7.1.     Paragraph  (a)  of Section 7.1 is
             ----------------------------
hereby  deleted  in  its  entirety  and  replaced  by  the  following:
     "(a)     Maintenance  of  Tangible Net Worth.  Permit Consolidated Tangible
              -----------------------------------
Net Worth of the Borrower at the end of each fiscal quarter to be (after giving effect to the transactions contemplated hereunder) the amount set forth opposite such fiscal quarter:
           Period          Amount
-----------------     -----------
Fiscal  quarter  ending  November  2000     $9,257,000
Fiscal  quarter  ending  February  2001     $9,995,000
Fiscal  quarter  ending  May  2001         $10,846,000
Fiscal  quarter  ending  August  2001      $11,481,000

Each  fiscal  quarter  ending  after  August  2001  through  November  2005

     The amount required by this covenant for the immediately preceding fiscal quarter plus 50% of Borrower's net profit after tax (as defined by GAAP) for every quarter thereafter."
     12.          Amendments  to  Section  8.  Section  8 of the Existing Credit
                  --------------------------
Agreement  is  hereby  amended  by  adding  the  following:

     "(j) A "Change of Control" (as defined below) of the Borrower, without the consent (which may be given after the occurrence of the event alleged to constitute a Change of Control) of the Board of Directors (as defined below) and the Lender, shall occur. As used herein, a "Change of Control" means:

          (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"")) becomes, is determined by the Board of Directors of the Borrower (acting in good faith) to be, or files a report on Schedule 13D or 14D-2 (or any successor schedule, for or report) disclosing that such person or group is the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than twenty-five percent (25%) of the total number of shares of voting stock of the Borrower then outstanding;

          (ii) individuals who on the date hereof constitute the board of directors (together with any new directors who were appointed to the board of directors by individuals who, on the date hereof, constitute the board of directors or whose nomination for election to the board of directors was approved by the then incumbent Chairman of the board of directors and disregarding any Director who resigned from the board of directors in the ordinary course of business) (the "Board of Directors") cease for any reason to constitute at least seventy-five percent (75%) of the members of the Board of Directors then in office;

          (iii) the sale of all or substantially all of the Borrower's assets in one transaction or a series of related transactions to any person or group;

          (iv) the Borrower is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Borrower are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of the members of the board of directors of the Borrower immediately prior to such transaction;

          (v) the stockholders of the Borrower shall take any action in contemplation of the liquidation or dissolution of the Borrower; or

               (vi)     any  other transaction or series of related transactions
occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence."
     13.          Amendments  to  Schedule I.  Schedule I to the Existing Credit
                  --------------------------
Agreement is hereby amended in its entirety to read as is set forth on Schedule I hereto.
14.          Amendments  to  Schedule  1.1.  Schedule 1.1 to the Existing Credit
             -----------------------------
Agreement  is hereby amended in its entirety to read as is set forth on Schedule
1.1  hereto.
     15.          Amendments  to  Schedules  2.3A,  2.3B,  2.3C,  2.3D and 2.3E.
                  -------------------------------------------------------------
Schedules  2.3A,  2.3B,  2.3C,  2.3D,  2.3E and 2.3F are hereby deleted in their entirety  and  replaced  by  Schedule  2.3(a)  hereto.
                                   ARTICLE IV
                               Waiver and Consent
1.     Waiver  and  Consent.          The  Lender  hereby  waives any Default or
       --------------------
Event of Default arising as a result of the failure by the Borrower to comply with or to satisfy the requirements of Section 7.9 of the Existing Credit Agreement but only with respect to its $1,300,000.00 investment in Diamond and consents to such $1,300,000.00 investment in Diamond.
                                    ARTICLE V
                           Conditions to Effectiveness
     This Eleventh Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Eleventh Amendment
                                                              ------------------
Effective  Date")  on  which  all  of the following conditions have been (or are
---------------
concurrently  being)  satisfied:
----
     1. Each of the Eleventh Amendment Documents shall have been executed and delivered by each party thereto.
     2. The Lender shall have received executed legal opinions of King & Spalding special counsel to the Credit Parties, in form and substance satisfactory to the Lender and taking into account this Eleventh Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the Eleventh Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Eleventh Amendment and the other Eleventh Amendment Documents as the Lender may reasonably require.
3. The Lender shall have received the executed legal opinion of Crowe & Dunlevy, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Eleventh Amendment and the matters contemplated hereby. Such legal opinion shall cover such matters incident to the transactions contemplated by this Eleventh Amendment and the other Eleventh Amendment Documents as the Lender may reasonably require.
     4. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the execution, delivery and performance of this Eleventh Amendment and the other Eleventh Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Eleventh Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
     5. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Eleventh Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower and of Diamond executing each Eleventh Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
6. The Lender shall have received true, correct and complete copies of the Governing Documents of the Borrower, certified as of the Eleventh Amendment Effective Date, as true, correct and complete copies thereof by the Secretary or an Assistant Secretary of the Borrower.
7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.
8. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Eleventh Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
9. No Default or Event of Default shall have occurred and be continuing other than as contemplated and waived by this Eleventh Amendment.
10. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Eleventh Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
11. The Lender shall have received in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement shall have been satisfied with respect to the Term Loan Aircraft.
12. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on forms UCC-1, necessary or, in the reasonable opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Term Loan Aircraft shall have been completed.
13. The Borrower shall have acquired the Term Loan Aircraft free and clear of all Liens.
14. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower is a party.
                                   ARTICLE VI
                                  Miscellaneous
     1.          Closing  Fee;  Payment  of  Expenses.  (a)     On  the Eleventh
                 ------------------------------------
Amendment Effective Date, the Borrower shall pay to the Lender in immediately available funds a fee equal to $75,000.00 (which shall be in addition to all fees paid to the Lender prior to the execution and delivery of this Eleventh Amendment). The Lender is hereby authorized to withhold the amount of such fee from the proceeds of the Embraer Term Loan.
     (b) Without limiting its obligations under Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Eleventh Amendment and the other Eleventh Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.
2.          No  Other  Amendments;  Confirmation.  Except  as expressly amended,
            ------------------------------------
modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.
3.          Acknowledgment.  The  Borrower  hereby  acknowledges  that each Term
            --------------
Loan Aircraft Chattel Mortgage constitutes an Aircraft Chattel Mortgage under the Agreement.
     4.          Affirmation  by  Borrower.  The Borrower hereby consents to the
                 -------------------------
execution and delivery of this Eleventh Amendment and each of the other Eleventh Amendment Documents to which it is a party and the Borrower reaffirms its obligations under the Credit Documents.
5.          Governing  Law;  Counterparts.  (a)  This Eleventh Amendment and the
            -----------------------------
rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles and the parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating hereto.
     (b) This Eleventh Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Eleventh Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Eleventh Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                            [SIGNATURE PAGE FOLLOWS ]

     IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL  AIRLINE  SUPPORT  GROUP,  INC.


By  ____________________________________
     Name:
     Title:

GMAC  COMMERCIAL  CREDIT  LLC,
as  successor  in  interest  by  merger  to  BNY  Financial  Corporation


By  ____________________________________
     Name:
     Title: